SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):    January 28, 2003

MOHEGAN TRIBAL GAMING AUTHORITY

(Exact name of registrant as specified in its charter)

Connecticut	033-80655	06-1436334
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Mohegan Sun Boulevard, Uncasville, CT	06382
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:    (860) 862-8000

Not Applicable

(Former name or former address, if changed since last report)

Item 5.    Other Events.

On January 28, 2003, the Mohegan Tribal Gaming Authority (the “Authority”) and its newly formed subsidiary, the Mohegan Basketball Club LLC, entered into a Membership Agreement (the “Membership Agreement”) with the Women’s National Basketball Association (the “WNBA”). The Membership Agreement sets forth the terms and conditions pursuant to which the Authority’s subsidiary will acquire a membership in the WNBA and the right to own and operate a professional basketball team in the WNBA league. A copy of the Membership Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

(c)    Exhibits.

The following exhibits are filed as part of this report:

10.1    Membership Agreement, dated January 28, 2003, by and among WNBA, LLC, the Mohegan Basketball Club LLC, the Mohegan Tribal Gaming Authority and the Mohegan Tribe of Indians of Connecticut.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 30, 2003
MOHEGAN TRIBAL GAMING AUTHORITY

By:	/s/ MARK F. BROWN
Mark F. Brown Chairman, Management Board

Exhibit Index

Exhibit No.	Description

10.1	Membership Agreement, dated January 28, 2003, by and among WNBA, LLC, the Mohegan Basketball Club LLC, the Mohegan Tribal Gaming Authority and the Mohegan Tribe of Indians of Connecticut.